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                                                                   EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statement on Form S-3 and related Prospectus of Casino America, Inc. for the registration of $300,000,000 of Senior Secured Notes of our report dated October 22, 1993, with respect to the financial statements of St. Charles Gaming Company, Inc. included in Casino America, Inc.'s Current Report on Form 8-K/A dated May 3, 1996, filed with the Securities and Exchange Commission on or about June 4, 1996 and amended on June 28, 1996.

                                          FRED J. BASTIE & ASSOCIATES, P.C.

Dallas, Texas
July 3, 1996